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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              --------------------

         Date of Report (Date of earliest event reported): May 12, 1998


                                  CHATTEM, INC.
             (Exact name of registrant as specified in its charter)


  Tennessee                      0-5905                     62-0156300
  -------------            -------------------            --------------
 (State of                (Commission File No.)           (IRS Employer
 incorporation)                                           Identification No.)


               1715 West 38th Street, Chattanooga, Tennessee 37409
           ------------------------------------------------------------
           (Address of principal executive offices, including zip code)


                                 (423) 821-4571
           ------------------------------------------------------------
              (Registrant's telephone number, including area code)


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Item 2.  Acquisition or Disposition of Assets.


     On May 12, 1998, Chattem, Inc. (the "Company") and Signal Investment & Management Co. ("Signal"), a wholly-owned subsidiary of the Company, sold the CORN SILK oil control makeup brand to Del Laboratories, Inc. for $10.75 million, plus inventories and the assumption of certain liabilities. The Company sold the CORN SILK trademarks, formulae, technical information, inventory and other related assets but will continue to operate the CORN SILK business in the United Kingdom pursuant to a license agreement. The Company will use the net proceeds from the sale to reduce indebtedness.


Item 7.  Exhibits

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               2.1       Asset Purchase Agreement dated as of May 12, 1998 by
                         and among Del Laboratories, Inc., Signal Investment & Management Co. and Chattem, Inc.

               99.1      Press Release dated May 12, 1998.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


May ____, 1998                        CHATTEM, INC.

                                      By: /s/ A. Alexander Taylor III
                                         -------------------------------------
                                         A. Alexander Taylor II,
                                         President and Chief Operating Officer